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                                                                   Exhibit 10.11


                                                        FEC Contract No. 99-0764

                       MASTER EQUIPMENT PURCHASE AGREEMENT

      THIS MASTER EQUIPMENT PURCHASE AGREEMENT, made the 19th day of April, 1999, between FEDERAL EXPRESS CORPORATION ("Federal"), and I.D. SYSTEMS, INC. ("Seller").

                                    RECITALS

      1. Federal desires to purchase certain equipment and services for use in its business.

      2. Seller is ready, willing and able to sell such equipment and services to Federal in accordance with the terms and subject to the conditions of this Agreement.

      FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, Federal and Seller (the "parties") agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Primary Definitions. In addition to words and terms elsewhere defined in this Agreement, the following words and terms as used in this Agreement shall have the following meanings unless some other meaning is apparent from the context in which the words and terms are used:

      Delivery. The following concurrent events performed in accordance with the Delivery procedure described in Section 3.03: (i) tender of the Equipment for delivery; (ii) inspection and testing of the Equipment by Federal or its designated agent, and acceptance of the Equipment by Federal; (iii) sale of the Equipment; (iv) payment by Federal of monies due upon Delivery of the Equipment; and (v) completion of the events set forth in Section 3.03.

      Equipment. The items and quantities of personal property and all component parts and systems described in Exhibit A.

      Equipment Delivery Schedule. The schedule for delivery of the Equipment by Seller to Federal described in applicable Purchase Order.

      Equipment Purchase Price. The purchase price for the Equipment set forth in Section 2.02 and in Exhibit A.

      Equipment Bill of Sale. A bill of sale in the form of Exhibit C conveying from Seller to Federal title to the Equipment.

      Excusable Delay. Any delay in Seller's performance occasioned by causes beyond its reasonable control and not occasioned by its intentional acts, fault or negligence, and including acts of God or public enemies, industrial or civil disturbances, orders of any governmental or military entity having authority to act, or failure of suppliers for one of the foregoing reasons to provide parts and components to Seller timely.

      Purchase Order. A purchase order issued by Federal to Seller, authorizing the purchase of the Equipment, Maintenance, and training, and specifying the quantity, the Delivery Schedule, and the Purchase Price of the Equipment to be purchased. In the event of a conflict between the terms of a Purchase Order and the terms of this Agreement, the terms of this Agreement shall control.

      Specification. The technical and operational specifications for the Equipment attached as Exhibit E.

      Warranties. The warranties made by Seller to Federal in Article 4.

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                                                                               2


                                    ARTICLE 2
                              PURCHASE OF EQUIPMENT

      Section 2.01. Purchase of Equipment. Seller agrees to sell the Equipment to Federal and Federal agrees to purchase the Equipment from Seller in accordance with the terms and conditions of this Agreement. Federal may order Equipment by release of a purchase order substantially in the form of Exhibit B.

      Section 2.02. Price and Payment. (a) Federal shall pay to Seller for the Equipment the Equipment Purchase Price set forth in Exhibit A in accordance with the payment procedure described in Exhibit D. Unless otherwise provided, the Equipment Purchase Price includes the cost of delivering the Equipment to Federal.

      (b) The invoice shall be due and payable within thirty (30) days of Federal's acceptance of the Equipment following inspection and testing of the Equipment.

            (i) Upon receipt and prior to acceptance of any Equipment, Federal shall have the right for a period not to exceed fifteen (15) calendar days to inspect and inventory the Equipment or to designate a third party to inspect and inventory the Equipment.
            (ii) If upon inspection the Equipment does not conform to the Specification, Federal shall so notify Seller, and Seller shall then have a cure period of twenty (20) calendar days to remedy the cause of non-conformity and resubmit the Equipment to Federal for further inspection. If at the end of such further inspection the Equipment still does not conform to the requirements of the Specification, Federal may, at its option, either:

                  (A) Reject the Equipment, in which case Seller shall promptly remove the Equipment from Federal's facility and refund to Federal any monies previously paid by Federal to Seller for the removed Equipment; or

                  (B) Conditionally accept the Equipment, by noting such items of nonconformity on the Equipment Acceptance Receipt, and negotiate for a reduction in the Equipment Purchase Price consistent with the degree of non-conformity. If the reduction is not agreed upon by the parties within ten calendar days following Federal's election to conditionally accept the Equipment, Federal may reject the Equipment as provided in Section 2.02(b)(ii)(A), but Federal's rejection of the Equipment and receipt of monies previously paid shall not be an election of remedies.

      (c) The prices set forth in Exhibit A are in effect during the Term of this Agreement.

      Section 2.03. Term. The term of this Agreement (the "Term") shall commence upon the date of execution of this Agreement by both parties and shall expire not later than May 31, 2000 (the "Termination Date"), unless earlier terminated as provided in this Agreement.

                                    ARTICLE 3
                          DELIVERY, TITLE, RISK OF LOSS

      Section 3.01. Delivery. Seller shall deliver the Equipment to Federal in accordance with Section 3.03 and the applicable Purchase Order. Federal shall have no obligation to purchase any Equipment unless delivered to Federal in accordance with the Equipment Delivery Schedule.

      Section 3.02. Place of Delivery. The Equipment shall be delivered to Federal at the location(s) described in the applicable Purchase Order.

      Section 3.03. Delivery Procedure. Upon delivery of Equipment to the location(s) and in the manner designated in the applicable Purchase Order and following inspection, testing and Federal's acceptance of the Equipment in accordance with Article 6:

      (i) Seller shall execute and deliver to Federal an Equipment Bill of Sale; and

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      (ii)  Federal shall pay to Seller the Equipment Purchase Price for the accepted Equipment in accordance with Exhibit D.

      Section 3.04. Title and Risk of Loss. Risk of loss of, damage to, or destruction of any Equipment shall transfer from Seller to Federal upon Delivery of the Equipment to Federal in accordance with Sections 3.01, 3.02 and 3.03. Tide to the Equipment shall transfer to Federal upon Federal's acceptance of such Equipment in accordance with Article 6, and payment of the Equipment Purchase Price in accordance with Section 2.02.

                                    ARTICLE 4
                               SELLER'S WARRANTIES

      Section 4.01. Warranties. Seller warrants to Federal that:

      (a) At Delivery, Seller shall have (i) full legal and beneficial title to the Equipment, free and clear of any and all security interests, liens, claims, charges or encumbrances, and (ii) full power and lawful authority to sell the Equipment to Federal;

      (b) At Delivery, the Equipment shall in all respects conform to the Specification and the Equipment shall be free from defects in design, material or workmanship for a period of one year from Delivery; and that if the Equipment or any part of the Equipment proves defective within such period Seller will repair the defect or replace the Equipment or defective part at its sole expense with Equipment or parts of equal or better quality;

      (c) Seller will comply with any additional warranties set forth in the Specification; and

      (d) Seller represents and warrants that the Equipment is "Millennium Compliant" (hereinafter defined). This warranty shall be perpetual and survive any other expiration of warranty period of the termination of this Agreement. (i) For the purposes of this Agreement, "Millennium Compliant" means:

            (A) the functions, calculations and other computing processes of the Equipment (collectively, the "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Equipment, whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years (collectively, the "Millennial Dates");

            (B) the Equipment will function without interruptions, errors or omissions caused by the date in time on which the Processes are actually performed or by the Millennial Dates input to the Equipment; and

            (C) if the Equipment stores and displays date information, it will be presented in ways that are unambiguous as to the determination of the century in a defined, predetermined, and appropriate manner.

      (ii) Seller represents and warrants that the Equipment has been tested by Seller to determine that such Equipment is Millennium Compliant. Upon Federal's written request, Seller shall deliver to Federal documentation on the method of date manipulation, format of date elements, changes affecting previous coding practices, examples of current coding practices, test plans and the results of such tests with respect to the Equipment, as well as any other related information reasonably requested by Federal. Upon Federal's written request, Seller agrees to participate in additional tests of the Equipment, at no charge to Federal, to determine Millennium Compliance. Seller shall notify Federal immediately of the results of any test or any claim or other information that indicates that any of the Equipment is not Millennium Compliant.

      (iii) In the event that any Equipment is not in conformity to the above warranties, Seller shall, within thirty (30) days after notification or discovery thereof and at no expense to Federal, either (A) remedy such non-conformity or replace such non-conforming Equipment with equivalent conforming Equipment; or (B) if such remedy is impossible or commercially impractical, refund to Federal all fees paid by Federal for the nonconforming Equipment, plus the unused portion of any maintenance fees paid by Federal for such non-conforming Equipment.

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      Section 4.02. Assignment of Warranties. Seller will assign to Federal at
Delivery all assignable warranties, service life policies and patent indemnities of manufacturers or suppliers of components of the Equipment other than Seller. At Federal's request, Seller shall give Federal reasonable assistance in enforcing Federal's rights arising under such warranties, service life policies and patent indemnities. If required under such warranties, service life policies or patent indemnities, Seller shall give notice to any such manufacturers or suppliers of their assignment by Seller to Federal.

                                    ARTICLE 5
                                QUALITY ASSURANCE

      Section 5.01. Quality Assurance. (a) At Federal's Option, Seller shall develop with Federal a Quality Program (the "Program") that assures that the Equipment conforms to all specifications set forth in the Program and Exhibit E.

      (b) The Program may include, but shall not be limited to, functional parameters, surveys, audits, in-progress monitoring, correction procedures, audit trials, written work station procedures and signoffs, test plans, communication paths, information exchange and remedies for nonconformance.

      (c) The Program will be instituted thirty (30) days from Federal's notice to Seller exercising its option to institute the Program and within such thirty
(30) day period Seller and Federal will each designate a Program Representative.

                                    ARTICLE 6
                           SERVICES AND OTHER PRODUCTS

      Section 6.01. Maintenance Services. (a) During the Warranty Period and any subsequent Maintenance Services period, Company shall provide to Federal the Maintenance Services described in Exhibit E attached hereto, and shall correct and repair any failure, malfunction, defect or nonconformity in any Equipment provided hereunder, following notification (as specified below and in Exhibit E) by Federal to Seller of any failure, malfunction, defect or nonconformity which prevents the Equipment from performing in accordance with the warranties, Documentation, specifications and other materials provided to Federal hereunder.

            (b) In addition to the Maintenance Services described in Exhibit E, Company shall provide emergency remedial maintenance for those Equipment failures, malfunctions, defects or nonconformities which impair Federal from normal processing or problems which impact the communications of the Equipment. Federal shall notify Seller verbally and in writing when such an occurrence arises.

            (c) If Federal should agree to purchase Maintenance Services subsequent to the Warranty Period, payment will be due within thirty (30) days following the beginning of the applicable annual Maintenance Services period. The fee for the first annual chargeable Maintenance Services period is set forth in Exhibit A and shall be designated in the Purchase Order. The fee for any subsequent annual Maintenance Services period shall not be increased by more than the CPI over the previous chargeable annual Maintenance Services period. Federal shall not be required to purchase or renew any Maintenance Services at any time and failure to obtain or renew any Maintenance Services shall not affect the licenses of the Equipment. Federal shall have the right to order or renew Maintenance Services under the same terms and conditions at any time throughout the Term of this Agreement.

            (d) The annual services period for any initial or renewal order of Maintenance Services placed by Federal shall commence as of the date set forth in Federal's Purchase Order therefor. The fees for any Maintenance Services for any services period of less than a full fiscal year shall be prorated for such period.

      Section 6.02. Documentation. Federal may at its option order, and Company shall thereupon provide, additional copies of Documentation (in hard copy or in CD-ROM format when commercially available).

                                    ARTICLE 7

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                      PERMITS, LICENSES, LAWS & REGULATIONS

      Section 7.01. Seller's Responsibilities. Seller shall be responsible for familiarizing itself and complying with all laws, ordinances, rules, regulations and orders of any public authority having jurisdiction over the Equipment. Seller shall be liable for and shall indemnify and hold harmless Federal against any resulting fines, penalties, judgments or damages, including reasonable attorneys' fees, arising out of Seller's failure to comply with any such laws, ordinances, rules, regulations or orders.

                                    ARTICLE 8
                                      TAXES

      Section 8.01. Payment of Taxes by Federal. (a) All taxes, excises, duties and assessments whatsoever (except taxes levied or assessed against Seller based upon gross receipts or net income or taxes imposed upon the privilege of doing business or exercising a franchise) arising out of the sale and delivery of the Equipment to Federal (the "Taxes") shall be the responsibility of Federal. Such Taxes, if any, shall be added to the Equipment Purchase Price as a separate item and shall be identified on Exhibit A.

      (b) Seller shall invoice Federal for the sales or use Taxes it is responsible for collecting and paying on the sale of Equipment by separately stating the amount and percent of such Taxes in each invoice presented to Federal for payment (or the final invoice, if agreed to by Federal and Seller). Federal shall pay such Taxes to Seller in accordance with the payment procedures set out in Exhibit B, unless (i) the validity or application of the Taxes is contested by Federal in good faith, or (ii) Federal is permitted to make a direct payment of the Taxes to the taxing authority, and Federal notifies Seller of its intention to do so.

      (c) Seller shall, upon Federal's written request and at its expense, assist Federal in contesting the validity or application of any Taxes. Seller agrees that if it receives a refund of all or part of any Taxes (including interest and penalties) previously paid by Federal, it shall promptly remit the refund to Federal.

                                    ARTICLE 9
                          EXCUSABLE DELAY, CANCELLATION

      Section 9.01. Delay by Seller. Seller shall not be responsible to Federal for any Excusable Delay in the performance of its duties under this Agreement.

      Section 9.02. Notice of Excusable Delay. Seller shall promptly notify Federal when an Excusable Delay has occurred or is likely to occur, in each case specifying to the extent practicable the estimated duration of such Excusable Delay.

      Section 9.03. Cancellation. If any Excusable Delay shall result in a delay of more than fifteen (15) business days in delivery of any of the Equipment or Maintenance Services, Federal may partially or completely cancel this Agreement by notice to Seller without penalty, and Seller shall promptly refund to Federal monies previously paid by Federal to Seller for cancelled Equipment or Maintenance Services.

                                   ARTICLE 10
                                DEFAULT, REMEDIES

      Section 10.01. Events of Default. (a) If any one or more of the following Events of Default shall happen, then this Agreement may be terminated in whole or in part at the option of the party not in default although such termination shall not be deemed an election of remedies:

      (i) If either party shall fail in the due and punctual payment of any sum due to the other, which failure shall not be cured within five business days after receipt of notice that such payment is late;

      (ii) If either party shall fail in the performance of any of its obligations contained in this Agreement, which failure shall not be cured within ten business days after receipt of notice from the other party;

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      (iii) If either party shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment, liquidation or similar relief for itself under any present or fixture statutes, law or regulation of the United States, or shall seek or consent to or acquiesce in the appointment of any master, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

      (iv) If a petition shall be filed against either party seeking any reorganization, composition, readjustment, liquidation or similar relief under any present or future statute, law or regulation of the United States and such petition shall remain undismissed or unstayed for an aggregate of 60 days (whether or not consecutive), or if any trustee, receiver or liquidator of either party is appointed, which appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive).

      Section 10.02. Remedies. (a) Upon the occurrence of an Event of Default by Seller, Federal shall have all the rights and remedies available to Federal under this Agreement and the laws of Tennessee.

      (b) Upon the occurrence of an Event of Default by Federal, Seller shall have all of the rights and remedies available to a Seller under this Agreement and the laws of Tennessee.

                                   ARTICLE 11
                                INDEMNIFICATIONS

      Section 11.01. General Indemnification. The Seller agrees to indemnify, defend and hold harmless Federal, its directors, officers, agents and employees from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments, including reasonable attorneys' fees and expenses, for the death of or bodily injury to any person and for the loss of, damage to or destruction of any property in any manner arising out of the negligent or intentional acts or omissions of the Seller, its agents, employees or any person for whose acts or omissions the Seller, its agents, employees or subcontractors may be responsible.

      Section 11.02. Royalties and Patents. The Seller shall pay all royalties and license fees in any way relating to the Equipment, shall defend all suits or claims for infringement of any proprietary rights arising from the Equipment, and shall indemnify, defend and hold harmless Federal from loss on account of any such suit or claim.

      Section 11.03. Patent Indemnification. (a) Seller shall indemnify, defend and hold harmless Federal, its directors, officers, employees and agents, from and against any claim that the Equipment or any portion of it (including, if applicable, any software) or the use, lease or sale of any item delivered or to be infringes any United States or foreign patent, including process, copyright or other proprietary right. Seller shall pay any royalties and other costs related to the settlement of such claim and the cost in damages, including attorney's fees, finally awarded as a result of any suit based on such claim. Federal shall promptly notify Seller of any such claim and shall give Seller such assistance and information as is available to Federal for the defense of such claim, and Federal will not settle or compromise any such claim without Seller's prior written consent. Any assistance or information which is furnished by Federal at the request of Seller shall be at Seller's expense. Notwithstanding, Seller will not consent to any injunction, decree, judgment or settlement which would have the effect of preventing Federal's use of any Equipment without Federal's prior written consent.

      (b) If the use of any Equipment delivered under this Agreement is enjoined as a result of a suit based on any claim of infringement of a United States or foreign patent, copyright or other proprietary right, Seller shall, at its option, but in no event later than thirty (30) days after Federal's use of the Equipment is so enjoined, (i) negotiate a license or other agreement with the claimant so that the Equipment is no longer subject to such injunction, (ii) modify the Equipment so that it becomes non-infringing, provided such modification can be accomplished without materially affecting the performance of the Equipment, (iii) replace the Equipment with non-infringing Equipment of equal or better performance and quality, subject to the prior approval of Federal or (iv) repurchase the Equipment for the Equipment Purchase Price paid by Federal under this Agreement.

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                                   ARTICLE 12
                              COMPLIANCE WITH LAWS

      Section 12.01. Compliance with Laws. (a) To the extent applicable to the Seller, it agrees to comply with the affirmative action requirements applicable to contracts with government contractors as set forth in Title 41 of the Code of Federal Regulations and incorporated into this Agreement by reference.

      (b) Seller agrees to comply with all rules, orders, laws and regulations of any federal, state, or local agency or governmental authority governing the sale or delivery of the Equipment by Seller under this Agreement.

      (c) The Seller agrees to indemnify, defend and hold harmless Federal, its officers, directors and employees from and against any and all claims, losses, demands, actions, administrative proceedings, liabilities and judgments, including reasonable attorneys' fees and expenses, arising from the Seller's or the subcontractor's failure to comply with the provisions of this Section.

                                   ARTICLE 13
                            DISCLOSURE OF INFORMATION

      Section 13.01. Disclosure of Information. Seller acknowledges that certain of Federal's valuable, confidential and proprietary information may come into Seller's possession. Accordingly, Seller agrees to hold all information it obtains from or about Federal in strictest confidence, not to use such information other than for the performance of this Agreement, and to cause any of its employees to whom such information is transmitted to be bound to the same obligation of confidentiality to which Seller is bound. Seller shall not communicate such confidential and proprietary information without Federal's prior written consent. In the event of any violation of this Section, Federal shall be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which remedy shall be in addition to any other rights for remedies to which Federal may be entitled. The rights and obligations of the parties regarding disclosure of Information shall be in accordance with the Mutual Non-Disclosure Agreement between Federal and Seller dated September 16, 1998.

                                   ARTICLE 14
                                   TERMINATION

      Section 14.01. Termination. The Agreement may be terminated by either party at will, with or without cause, upon not less than thirty (30) days prior written notice given to the other party.

                                   ARTICLE 15
                                  MISCELLANEOUS

      Section 15.01. Assignment. This Assignment shall inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, but neither the rights nor the duties of either party under this Agreement may be voluntarily assigned or delegated without the prior written consent of the other party, except that Federal may assign all or any part of its rights and delegate its duties under this Agreement to a wholly-owned subsidiary, affiliate, or parent company.

      Section 15.02. Section Headings and Captions. All section headings and captions used in this Agreement are for convenience of reference and shall not affect the interpretation of this Agreement.

      Section 15.03. Exhibits. All Exhibits described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any Exhibit the provisions of this Agreement shall control. Terms used in an Exhibit and also used in this Agreement shall have the same meaning in the Exhibit as in this Agreement.

      Section 15.04. Applicable Law. This Agreement shall be deemed entered into with and shall be governed by and interpreted in accordance with the laws of Tennessee, and the parties submit to the jurisdiction of any appropriate court within Tennessee for adjudication of disputes arising from this Agreement.

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      Section 15.05. Amendments. Except as otherwise provided, this Agreement shall not be modified except by written agreement signed on behalf of Federal and the Seller by their respective authorized officers.

      Section 15.06. Entire Agreement. This Agreement supersedes all prior understandings, representations, negotiations and correspondence between the parties, constitutes the entire agreement between them with respect to the matters described, and shall not be modified or affected by any coarse of dealing, course of performance or usage of trade.

      Section 15.07. Legality of Provisions. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

      Section 15.08. No Waiver. The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

      Section 15.09. Survival of Terms. The provisions of this Agreement which by their nature extend beyond the expiration or earlier termination of this Agreement shall survive and remain in effect until all obligations are satisfied. Specifically, all of the Seller's obligations to indemnify Federal shall survive this Agreement.

      Section 15.10. Public Release of Information. The Seller shall in each instance obtain the prior written approval of Federal concerning exact text and timing of news releases, articles, brochures, advertisements, prepared speeches or any other information releases concerning this Agreement.

      Section 15.11. Change Of Control. In addition to such other rights as Federal may have, Federal shall have the right to immediately terminate this Agreement upon any change (i) in the ownership or voting control of fifty-one percent (51%) or more of the capital stock or assets of Seller, if a corporation, or (ii) in the ownership of Seller or its assets, if not a corporation. Seller shall notify Federal in writing at least thirty (30) days before any such change in control of the capital stock, business, or assets of Seller.

      Section 15.12. Financial Information. Seller agrees to provide to Federal, within one hundred twenty (120) days after the end of each fiscal year of Seller, a financial statement, prepared in accordance with generally accepted accounting principles. In addition, Seller agrees to provide to Federal, from time to time, any other financial information as Federal may reasonably request.

      Section 15.13. Insurance. Contractor shall maintain and furnish to Federal certificates evidencing the types of insurance coverage and endorsements. Such insurance shall be written by insurance companies licensed to do business in the state where the Maintenance Service is performed, shall be in form and substance satisfactory to Federal, and shall provide that insurance will not be subject to cancellation, termination, or change except after thirty (30) days written notice to Federal.

      Section 15.14. Safety, Order, and Security. Seller shall enforce strict discipline and good order among its employees and subcontractors' employees, and shall take all necessary precautions in the performance of the Work to insure the safety of all persons and property. Seller will comply with all security rules made by Federal and, at Federal's request and subject to applicable laws, will cooperate with Federal in the investigation of any of Seller's employees suspected of theft or other wrongdoing with respect to Federal and its property.

      Section 15.15. Standard of Performance. Seller agrees that the Work will be performed by qualified, careful, and efficient employees. Seller warrants that all Maintenance Services furnished under this Agreement is of high quality and workmanship. Seller shall replace or re-perform, as deemed necessary by Federal, any of the Maintenance Service that is found lacking or defective, in the opinion of Federal, without additional cost to Federal.

      Section 15.16. Further Assurances. Each party agrees to take such actions, provide such documents, and do such things as may reasonably be requested to assure the performance of the other party's obligations under this Agreement.

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      Section 15.17. Counterparts. This Agreement may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

      Section 15.18. Notices. All notices, approvals, requests, consents and other communications given pursuant to this Agreement shall be in writing and shall be deemed effective when received if hand-delivered, sent by telex, sent by Federal Express service or sent by United States certified or registered mail, addressed as follows:

      If to the Seller:       I.D. Systems, Inc.
                              90 William Street
                              Suite 402
                              New York, New York 10038

      If to Federal:          Federal Express Corporation
                              3101 Tchulahoma
                              Memphis, Tennessee 38118
                              Attn.:  Curt Heaslet

      with a copy to:         Federal Express Corporation
                              30 FedEx Parkway
                              1st Floor, Vertical
                              Collierville, Tennessee 38017
                              Attn: Managing Director
                              Legal Technology Transactions

      Section 15.19. Validity of Agreement. This Agreement shall not be valid nor binding upon Federal unless it shall have been executed by an officer of Federal in writing.

      TN WITNESS WHEREOF, the parties have signed this Agreement on the date first above written.

I.D. SYSTEMS, INC.                      FEDERAL EXPRESS CORPORATION

By: Kenneth Ehrman                         By: Amy Langston
   ----------------------------            -----------------------------

Title:  President                       Title:  Vice President
      -------------------------               --------------------------
                     ("Seller")                              ("Federal")


                                               Approved
                                          Legal Department
                                        [ILLEGIBLE] L4/14199
                                        --------------------